Exhibit 10.4

STATEMENT OF WORK #1

In the case of conflict with any other term or condition in this Statement of Work (this “SOW”) and the Development Agreement (the “Agreement”) dated July 12, 2024 (the “Effective Date”) by and between RiskOn International, Inc. (“ROI”) and MeetKai, Inc. (“MeetKai”), the terms of this SOW shall govern. Any capitalized terms used in this SOW but not defined shall have the meaning ascribed to them in the Agreement.

Summary:

This SOW outlines the development relating to the End User-facing interface incorporating the Platform (the “Interface”).

Development Pricing:

The development fee (the “Fee”) for the Interface during the Term (as hereinafter defined) will be paid as follows:

•	$166,667 within five (5) days of signing this SOW;

•	$166,667 on the 15th day of each month, starting in August 2024 through December 2024; and

•	$83,333 on the 15th day of each month, starting in January 2025 through the end of the Term.

Term:

This SOW shall commence on the Effective Date and, unless otherwise terminated herein or in the Agreement, continue in perpetuity (the “Term”). This SOW may be terminated by (i) either party (A) at any time, if the other party materially breaches this SOW and fails to cure such breach within sixty (60) days from receipt of written notice thereof (provided that the notice provides sufficient details regarding the breach and expressly states the intent to terminate if not cured), or (B) at any time after the fifth anniversary of the from the Effective Date, for any or no reason, upon sixty (60) days prior written notice to the other party or (ii) by ROI at any time after 20 months from the Effective Date, for any or no reason, upon sixty (60) days prior written notice to MeetKai.

Scope:

MeetKai's obligations under this SOW shall include the following:

1.	Design, develop, and integrate an artificial intelligence (AI) Knowledge Base Chat and Virtual Assistant platform with ROI, including periodic content enhancements and updates.
•	The development of an AI platform dedicated to establishing sophisticated large language model (LLM)-focused applications—available across a variety of devices (PC, Mobile, Tablet, etc.)
•	Use best efforts to ensure deadlines, as set forth on Exhibit B hereto or communicated to MeetKai in the future, are met, and concerns relating to the inability to meet such deadlines communicated to ROI in writing as soon as possible.

Organizational Account System Development:

1.	SSO Support: Integration with existing security systems for Single Sign-On capabilities.
2.	Security Role Synchronization: Import and synchronize security roles and permissions across various enterprise identity platforms.
3.	OAUTH Integration: Connect and support OAUTH for up to 25 different platforms.

Security Features:

1.	Multi-Factor Authentication (MFA): Implement MFA methods, including traditional 2FA, SMS, Biometrics, Magic Link, Push, Security Keys, and adaptability for emerging security standards.
2.	Zero-Trust Security: Deploy sophisticated zero-trust architecture with AI-enabled monitoring for suspicious activities.
3.	Audit Trails: Implement comprehensive auditing for all administrative actions like user management, system updates, and sensitive data handling. Doing so is critical for security, compliance, troubleshooting and accountability. Examples:
•	User Management: John disables Company X’s account on July 16, 2024, at 3:15 PM. The audit log would record the following:
▪	Action: Disable account
▪	Administrator: John
▪	Target: Company X
▪	Detail: Non-payment. 60-day notice given.
▪	Timestamp: July 16, 2024, 3:15 PM
•	System Configuration: Alice changes the password policy in Clerk to require stronger passwords on November 12, 2024, at 10:48 AM. The audit log would record the following:
▪	Action: Modify password policy
▪	Administrator: Alice
▪	Details: Stronger password requirements
▪	Timestamp: November 12, 2024, 10:48 AM
4.	Geofencing: Enable geofencing, ensuring the platform is not accessed from unsupported or restricted regions.

Sophisticated Billing System:

1.	Integration of 3rd party white-labeled billing solutions for features that will not be completed on launch day but will be continually built.
2.	Support multiple payment methods.
3.	Includes multi-tiered subscription plans, usage-based charges, add-ons, coupons, prepaid usage, and revenue analytics.
4.	Integration with payment platforms like Stripe, and others.

User Interface and Accessibility:

1.	Cross-platform accessibility (mobile, desktop, tablet).
2.	Organization-level theming for custom user interface design.
3.	Add accessibility features supporting screen readers and high contrast modes.
4.	When practical, modals, slide-out panels, and drop-down menus should be employed to avoid cumbersome navigation.
5.	Provide a streamlined onboarding process with minimal steps for the end user to arrive at the default app.
6.	Include multilingual support.

Administration Systems:

1.	Develop a sophisticated backend for administering accounts, allowing for efficient management of accounts, user profiles, permissions, and access control.

2.	Implement a comprehensive user management system, including the ability to create, edit, and delete user accounts and assign roles and permissions.
3.	Integrate with third-party systems, such as payment gateways and analytics platforms, to streamline administrative processes.

Reporting Systems:

1.	Develop a comprehensive reporting system for the ROI administrative and finance teams, providing detailed insights into key performance indicators (KPIs), user engagement, and financial metrics.
2.	Create customizable dashboards and reports, allowing stakeholders to access real-time data and make informed decisions.
3.	Implement a reporting system for paid accounts, tracking revenue, user acquisition, and retention metrics.
4.	Generate automated reports daily, weekly, and monthly, delivering them to designated recipients via email or through the platform's interface.
5.	Ensure all reporting systems comply with relevant data privacy and security regulations, such as GDPR and ISO 27001.

Quality Assurance:

1.	Comprehensive testing includes security audits, performance testing, user acceptance testing, and continuous integration/deployment (CI/CD) processes.
2.	Security concerns, bugs, and disruptions likely to impact ROI will be reported to ROI Administration in a timely manner, and the time frame for fixes and restoration.

Support and Maintenance:

1.	Provide ongoing support and maintenance post-deployment, with regular updates and enhancements based on emerging technologies and user feedback.

Issue Resolution:

1.	[Detailed Logging and Tracking]: MeetKai will implement a comprehensive system for logging and tracking reported issues, ensuring a transparent and traceable process for issue resolution.
2.	[Priority Levels]: MeetKai will respond to and resolve issues in accordance with the time frame set for each corresponding priority level.
3.	[Root Cause Analysis]: MeetKai will perform root cause analysis for critical issues to prevent recurrence and enhance system stability.

Software Updates and Upgrades:

1.	[Regular Release Schedule]: MeetKai will adhere to a predetermined release schedule (which ROI shall give one month notice of) for updates and patches, providing transparency and allowing clients to plan for system enhancements.
2.	[Compatibility Testing]: MeetKai will conduct thorough compatibility testing before deploying updates to ensure seamless integration with existing components and third-party systems.
3.	[Rollback Procedures]: In the event of unforeseen issues post-upgrade, well-defined rollback procedures will swiftly revert to a stable system state.

Technical Assistance:

1.	[Dedicated Support Portal]: MeetKai will establish a dedicated support portal with a centralized platform for clients to log queries, access resources, and communicate directly with the support team.
2.	[Knowledge Base]: A comprehensive knowledge base will be maintained, covering common issues, troubleshooting steps, and best practices to empower users with self-service options.

Monitoring and Performance Optimization:

1.	[Real-time Monitoring]: MeetKai will employ real-time monitoring tools to track system performance metrics, enabling proactive identification of potential issues before they impact users.
2.	[Real-time Alerting]: In addition to monitoring, a resilient real-time alerting system will be implemented, promptly notifying relevant stakeholders of any anomalies or critical events.
3.	[Performance Tuning]: MeetKai will continuously undertake performance-tuning efforts to optimize resource utilization and ensure the system operates at peak efficiency under varying workloads.

Documentation and Knowledge Transfer:

1.	[Help System]: MeetKai will assist the ROI staff to develop comprehensive online documents, videos, self-guided tours, and a knowledge base with FAQs, guides, and troubleshooting to assist administrators and end users in completing tasks and understanding features.
2.	[Chat Bot]: Will include a chatbot and integrated knowledge base. However, if unavailable by launch day, a third-party white-labeled chatbot may be used while its being developed.

Availability and Contact Hours:

1.	[24/7 Critical Support]: Critical support will be available 24/7 for issues classified as critical, ensuring rapid response and resolution during emergencies.
2.	[Scheduled Maintenance Windows]: Non-critical support will be provided during agreed-upon hours, with scheduled maintenance windows communicated well in advance to minimize disruptions.

Service Level Agreements (SLAs):

1.	Clear SLA Metrics: SLAs will define specific metrics, including response times, resolution times, and performance benchmarks, providing a clear framework for evaluating the support team's performance.
2.	Regular SLA Reviews: SLAs will be subject to regular reviews to ensure alignment with evolving business needs and technological advancements.

Security and Data Integrity:

1.	[Regular Security Audits]: MeetKai will conduct regular security audits, employing industry best practices to identify and address potential vulnerabilities.
2.	[Data Encryption]: All sensitive data will be encrypted during transmission and storage to mitigate the risk of unauthorized access significantly.

Hosting Services:

1.	MeetKai will host and maintain the platform and environment, ensuring maximum operability and security.

Technical Specifications:

1.	The technology stack will be documented and shared with ROI at a high level to enable ROI to promote, discuss with potential investors, and to provide assurance that best practices are followed. Specific implementation details and proprietary code unnecessary for such activities will remain confidential to protect MeetKai’s intellectual property. For example:
•	High-Level Technology Stack:
▪	Cloud infrastructure providers (e.g., AWS, Azure, Google Cloud)
▪	Integrated Third-party Services (e.g., Clerk, Google Drive, LLMs)

AI Governance:

1.	MeetKai will develop and adhere to ethical guidelines for AI usage and implement a governance framework to ensure responsible AI deployment and use.

Compliance and Standards:

1.	The development must align with ISO 27001 standards.
2.	Specify clean code principles, Git standards adherence, code quality enhancement, workflow streamlining, and conflict prevention.

Documentation:

1.	MeetKai will provide documentation (e.g., usage, policies, security) and insights into system functionalities.
2.	Documentation should enable ROI to adhere to regulations and ISO 27001 standards throughout the system's lifecycle.

Deliverables and Key Dates:

See Exhibit A

Our Agreement:

This SOW, including the exhibits attached hereto, form our entire agreement for this scope of work. The parties may amend or modify this SOW on mutual written agreement. ROI and MeetKai hereto have caused this SOW to be executed by their duly authorized representatives below indicating acceptance of said SOW.

[signature page follows]

AGREED AND ACCEPTED:

RISKON INTERNATIONAL, INC.

Name:
Title:

MEETKAI, INC.

Name:
Title: